EXHIBIT 23.5

HJF Financial Inc.

Business Valuations, Litigation Support Services
Educational Services and Independent Research

Tel:          (416) 928-2740                                                                                                                                                                                    246 Cottingham Street
Fax:         (416) 928-9523                                                                                                                                                                                    Toronto
Cellular:  (416) 457-4967                                                                                                                                                                                  Ontario
Email:      harryfigov@sympatico.ca                                                                                                                                                                 M4V 1C6
The Directors
Consolidated Mercantile Incorporated
106 Avenue Road
Toronto
Ontario
M5H 2H3

Dear Sirs:

CONSENT OF HJF FINANCIAL INC.

HJF Financial Inc. and Harry Figov, BSc, MBA, CA, CPA, CFA, CA*CBV hereby consents to the filing of the attached Valuation Report dated January 16, 2009 and the updates thereto dated September 2, 2009 and November 30, 2009, relating to the proposed amalgamation of Consolidated Mercantile Incorporated with Genterra Inc. with the Securities Exchange Commission.

Toronto, Canada
December 23, 2009

HJF Financial Inc.
Per:

/s/HARRY FIGOV

Harry Figov, BSc, MBA, CA, CPA, CFA, CA*CBV